Exhibit 99.1
News Release

For more information contact:

Media Relations: Ann S. Cave External Communications Fiserv, Inc. 678-325-9435 ann.cave@fiserv.com	Investor Relations: Julie Chariell Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2024 Results
GAAP revenue growth of 7% and organic revenue growth of 20%;
GAAP EPS increased 39% and adjusted EPS increased 19%;
Company affirms 2024 organic revenue growth outlook of 15% to 17%
and raises adjusted EPS outlook to $8.60 to $8.75

MILWAUKEE, Wis., April 23, 2024 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2024.
First Quarter 2024 GAAP Results
GAAP revenue for the company increased 7% to $4.88 billion in the first quarter of 2024 compared to the prior year period, with 13% growth in the Merchant Solutions segment and 3% growth in the Financial Solutions segment.
GAAP earnings per share was $1.24 in the first quarter of 2024, an increase of 39% compared to the prior year period. GAAP operating margin was 24.2% in the first quarter of 2024 compared to 20.5% in the first quarter of 2023. GAAP operating margin was 34.1% in the Merchant Solutions segment and 44.1% in the Financial Solutions segment in the first quarter of 2024, compared to 29.7% and 42.4% in the first quarter of 2023, respectively. Net cash provided by operating activities was $831 million in the first quarter of 2024 compared to $1.13 billion in the prior year period.
“Fiserv extended its strong revenue growth and margin expansion into 2024 leading to 19% adjusted earnings per share growth in the first quarter,” said Frank Bisignano, Chairman, President and Chief Executive Officer of Fiserv. “We continued to execute on our resilient business model by improving productivity, delivering innovative products and services, and cross-selling into our diverse and high-quality client base.”
First Quarter 2024 Non-GAAP Results and Additional Information
•Adjusted revenue increased 7% to $4.54 billion in the first quarter of 2024 compared to the prior year period.

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•Organic revenue growth was 20% in the first quarter of 2024, led by 36% growth in the Merchant Solutions segment and 5% growth in the Financial Solutions segment.
•Adjusted earnings per share increased 19% to $1.88 in the first quarter of 2024 compared to the prior year period.
•Adjusted operating margin increased 180 basis points to 35.8% in the first quarter of 2024 compared to the prior year period.
•Adjusted operating margin increased 440 basis points to 34.1% in the Merchant Solutions segment and increased 160 basis points to 44.1% in the Financial Solutions segment in the first quarter of 2024, compared to the prior year period.
•Free cash flow was $454 million in the first quarter of 2024 compared to $861 million in the prior year period.
•The company repurchased 10.2 million shares of common stock for $1.5 billion in the first quarter of 2024.
•The company completed a public offering of $2.0 billion of 3-year, 7-year and 10-year senior notes with a weighted average interest rate of 5.313%.
•Fiserv was named to Fortune® America’s Most Innovative Companies for the second consecutive year.
•Clover® was named “Best Overall Commerce Platform” in the 2024 Annual FinTech Breakthrough Awards.
Outlook for 2024
Fiserv continues to expect organic revenue growth of 15% to 17% and raises adjusted earnings per share outlook to $8.60 to $8.75, representing growth of 14% to 16%, for 2024.
“Fiserv remains committed to our virtuous cycle of investment, revenue growth, operating leverage, capital return and re-investment for further growth, reinforced with a focus on clients, operational excellence, and a strong balance sheet,” said Bisignano. “This proven model, along with our strong first quarter results, led us to raise our 2024 adjusted earnings per share outlook for the full year.”
Segment Realignment
The company realigned its reportable segments during the first quarter of 2024 to correspond with changes in its business designed to further enhance operational performance in the delivery of its integrated portfolio of products and solutions to its financial institution clients (“Segment Realignment”). The company’s new reportable segments are Merchant Solutions and Financial Solutions. Segment results for the three months ended March 31, 2023 have been recast to reflect the Segment Realignment. Additional information regarding the Segment Realignment is available in the Current Report on Form 8-K filed by the company on March 26, 2024.

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Earnings Conference Call
The company will discuss its first quarter 2024 results in a live webcast at 7 a.m. CT on Tuesday, April 23, 2024. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and has been recognized as one of Fortune® World’s Most Admired Companies™ for 9 of the last 10 years. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See pages 14-16 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; net charges associated with debt financing activities; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.

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The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure in the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and

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enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue
Processing and services	$4,000	$3,673
Product	883	874
Total revenue	4,883	4,547

Expenses
Cost of processing and services	1,354	1,405
Cost of product	651	600
Selling, general and administrative	1,697	1,604
Net loss on sale of businesses and other assets	—	4
Total expenses	3,702	3,613

Operating income	1,181	934
Interest expense, net	(261)	(202)
Other expense, net	(7)	(20)

Income before income taxes and loss from investments in unconsolidated affiliates	913	712
Income tax provision	(153)	(124)
Loss from investments in unconsolidated affiliates	(8)	(12)

Net income	752	576
Less: net income attributable to noncontrolling interests	17	13

Net income attributable to Fiserv	$735	$563

GAAP earnings per share attributable to Fiserv — diluted	$1.24	$0.89

Diluted shares used in computing earnings per share attributable to Fiserv	594.8	631.3

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2024	2023

GAAP net income attributable to Fiserv	$735	$563
Adjustments:
Merger and integration costs [1]	37	48
Severance costs	42	24
Amortization of acquisition-related intangible assets [2]	369	427
Non wholly-owned entity activities [3]	28	38
Net loss on sale of businesses and other assets	—	4
Tax impact of adjustments [4]	(95)	(108)
Adjusted net income	$1,116	$996

GAAP earnings per share attributable to Fiserv - diluted	$1.24	$0.89
Adjustments - net of income taxes:
Merger and integration costs [1]	0.05	0.06
Severance costs	0.06	0.03
Amortization of acquisition-related intangible assets [2]	0.50	0.54
Non wholly-owned entity activities [3]	0.04	0.05
Adjusted earnings per share	$1.88	$1.58

GAAP earnings per share attributable to Fiserv growth	39%
Adjusted earnings per share growth	19%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $14 million of third-party professional service fees in both the first quarter of 2024 and 2023, as well as $9 million and $20 million of share-based compensation and associated taxes for the first quarter of 2024 and 2023, respectively.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 13 for an analysis of the company's amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4The tax impact of adjustments is calculated using a tax rate of 20% in both the first quarters of 2024 and 2023, which approximates the company's anticipated annual effective tax rates.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Total Company
Revenue	$4,883	$4,547
Adjustments:
Postage reimbursements	(340)	(322)
Deferred revenue purchase accounting adjustments	—	6
Adjusted revenue	$4,543	$4,231

Operating income	$1,181	$934
Adjustments:
Merger and integration costs [1]	37	48
Severance costs	42	24
Amortization of acquisition-related intangible assets	369	427
Net loss on sale of businesses and other assets	—	4
Adjusted operating income	$1,629	$1,437

Operating margin	24.2%	20.5%
Adjusted operating margin	35.8%	34.0%

Merchant Solutions (“Merchant”) [2]
Revenue	$2,253	$1,996

Operating income	$769	$592

Operating margin	34.1%	29.7%

Financial Solutions (“Financial”)
Revenue	$2,285	$2,223
Adjustments:
Deferred revenue purchase accounting adjustments	—	6
Adjusted revenue	$2,285	$2,229

Operating income	$1,008	$943
Adjustments:
Deferred revenue purchase accounting adjustments	—	6
Adjusted operating income	$1,008	$949

Operating margin	44.1%	42.4%
Adjusted operating margin	44.1%	42.5%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended March 31,
	2024	2023
Corporate and Other
Revenue	$345	$328
Adjustments:
Postage reimbursements	(340)	(322)
Adjusted revenue	$5	$6

Operating loss	$(596)	$(601)
Adjustments:
Merger and integration costs	37	42
Severance costs	42	24
Amortization of acquisition-related intangible assets	369	427
Net loss on sale of businesses and other assets	—	4
Adjusted operating loss	$(148)	$(104)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Includes deferred revenue purchase accounting adjustments within the Financial segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity concluded as of December 31, 2023.
2For all periods presented in the Merchant segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$752	$576
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	401	352
Amortization of acquisition-related intangible assets	373	433
Amortization of financing costs and debt discounts	11	10
Share-based compensation	86	93
Deferred income taxes	(24)	(87)
Net loss on sale of businesses and other assets	—	4
Loss from investments in unconsolidated affiliates	8	12
Distributions from unconsolidated affiliates	8	11
Non-cash impairment charges	14	—
Other operating activities	10	(1)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	3	255
Prepaid expenses and other assets	(315)	(224)
Contract costs	(57)	(66)
Accounts payable and other liabilities	(457)	(336)
Contract liabilities	18	98
Net cash provided by operating activities	831	1,130

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(420)	(339)
Distributions from unconsolidated affiliates	22	34
Purchases of investments	(3)	(5)
Proceeds from sale of investments	3	—
Other investing activities	1	(4)
Net cash used in investing activities	(397)	(314)

Cash flows from financing activities
Debt proceeds	2,743	2,071
Debt repayments	(987)	(424)
Net repayments of commercial paper and short-term borrowings	(484)	(781)
Payments of debt financing costs	(11)	(15)
Proceeds from issuance of treasury stock	39	29
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,674)	(1,530)
Settlement activity, net	219	(460)
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(34)	(8)
Other financing activities	—	(31)
Net cash used in financing activities	(189)	(1,149)
Effect of exchange rate changes on cash and cash equivalents	(17)	17
Net change in cash and cash equivalents	228	(316)
Cash and cash equivalents, beginning balance	2,963	3,192
Cash and cash equivalents, ending balance	$3,191	$2,876

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,214	$1,204
Trade accounts receivable – net	3,574	3,582
Prepaid expenses and other current assets	2,595	2,344
Settlement assets	29,711	27,681
Total current assets	37,094	34,811

Property and equipment – net	2,226	2,161
Customer relationships – net	6,747	7,075
Other intangible assets – net	4,179	4,135
Goodwill	37,038	37,205
Contract costs – net	941	968
Investments in unconsolidated affiliates	2,220	2,262
Other long-term assets	2,253	2,273
Total assets	$92,698	$90,890

Liabilities and Equity
Accounts payable and accrued expenses	$3,957	$4,355
Short-term and current maturities of long-term debt	671	755
Contract liabilities	779	761
Settlement obligations	29,711	27,681
Total current liabilities	35,118	33,552

Long-term debt	23,754	22,363
Deferred income taxes	3,048	3,078
Long-term contract liabilities	247	250
Other long-term liabilities	948	978
Total liabilities	63,115	60,221

Redeemable noncontrolling interest	160	161

Fiserv shareholders' equity	28,801	29,857
Noncontrolling interests	622	651
Total equity	29,423	30,508
Total liabilities and equity	$92,698	$90,890

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended March 31,
	2024	2023	Growth

Total Company
Adjusted revenue	$4,543	$4,231
Currency impact [2]	504	—
Acquisition adjustments	(3)	—
Divestiture adjustments	(5)	(15)
Organic revenue	$5,039	$4,216	20%

Merchant
Adjusted revenue	$2,253	$1,996
Currency impact [2]	468	—
Acquisition adjustments	(3)	—
Divestiture adjustments	—	—
Organic revenue	$2,718	$1,996	36%

Financial
Adjusted revenue	$2,285	$2,229
Currency impact [2]	36	—
Divestiture adjustments	—	(9)
Organic revenue	$2,321	$2,220	5%

Corporate and Other
Adjusted revenue	$5	$6
Divestiture adjustments	(5)	(6)
Organic revenue	$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 8-9) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2024	2023

Net cash provided by operating activities	$831	$1,130
Capital expenditures	(420)	(339)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(34)	(8)
Distributions from unconsolidated affiliates included in cash flows from investing activities	22	34
Severance, merger and integration payments	68	55
Tax payments on adjustments	(13)	(11)
Free cash flow	$454	$861

Total Amortization [1]	Three Months Ended March 31,
	2024	2023

Acquisition-related intangible assets	$373	$433
Capitalized software and other intangibles	144	108
Purchased software	59	54
Financing costs and debt discounts	11	10
Sales commissions	28	28
Deferred conversion costs	24	20
Total amortization	$639	$653

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2024, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company's organic revenue growth outlook for 2024 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth

2024 Revenue	6.5% - 8.5%
Postage reimbursements	(0.5)%
2024 Adjusted revenue	6% - 8%

Currency impact	8.5%
Acquisition adjustments	0.0%
Divestiture adjustments	0.5%
2024 Organic revenue	15% - 17%

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2024 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; non-cash pension plan termination charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2024 with respect to acquired intangible assets will decrease approximately 10% compared to the amount incurred in 2023.
Other adjustments to the company’s financial measures that were incurred in 2023 and for the three months ended March 31, 2024 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred in the remainder of 2024 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2024 is based on 2023 adjusted earnings per share performance.

2023 GAAP net income attributable to Fiserv	$3,068
Adjustments:
Merger and integration costs [1]	158
Severance costs	74
Amortization of acquisition-related intangible assets [2]	1,623
Non wholly-owned entity activities [3]	133
Net gain on sale of businesses and other assets [4]	(167)
Canadian tax law change [5]	27
Tax impact of adjustments [6]	(355)
Argentine Peso devaluation [7]	71
2023 adjusted net income	$4,632

Weighted average common shares outstanding - diluted	615.9

2023 GAAP earnings per share attributable to Fiserv - diluted	$4.98
Adjustments - net of income taxes:
Merger and integration costs [1]	0.21
Severance costs	0.10
Amortization of acquisition-related intangible assets [2]	2.11
Non wholly-owned entity activities [3]	0.17
Net gain on sale of businesses and other assets [4]	(0.19)
Canadian tax law change [5]	0.04
Argentine Peso devaluation [7]	0.12
2023 adjusted earnings per share	$7.52

2024 adjusted earnings per share outlook	$8.60 - $8.75
2024 adjusted earnings per share growth outlook	14% - 16%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $35 million of share-based compensation and $70 million of third-party professional service fees.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a net gain primarily associated with the sale of the company’s financial reconciliation business.
5Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
6The tax impact of adjustments is calculated using a tax rate of 20%, which approximates the company's annual effective tax rate, exclusive of actual tax impacts of $48 million associated with the net gain on sale of businesses.
7On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.
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